UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 24, 2017

Date of Report (Date of earliest event reported)

KOKOS GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	333-21426	81-3433108
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 North Curry Street Carson City, Nevada	89703
(Address of principal executive offices)	(Zip Code)

(888) 546-3153

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 ELECTION OF DIRECTORS

On July 24, 2017 the shareholders of the Corporation voted Mr.Flemming J.H. Hansen and Mr. Arthur T. Claravall as independent Directors and members of the Company’s audit committee.

Mr. Hansen, Age 70, brings years of experience in legal and venture capital. Mr. Hansen graduated from University of British Columbia law school in 1977 and own his own firm, Hansen & Associates and stopped practicing law in 1990. Since that period Mr. Hansen moved to the Philippines and currently works as a Senior Financial Investment and Venture Capital Business Consultant.

Mr. Arthur T. Claravall, Age 61, brings years of experience in banking and financial analysis. Since 2008 Mr. Claravall has worked as a Freelance Data Outsourcing Analyst. Mr. Claravall received a Bachelor of Science in Business Administration from the Philippine School of Business Administration in 1981. From 1982 to 1991 he worked in various capacities, ending with Bank Controller for the Bank of the Philippines. From 1991 through 1998 Mr. Claravall worked for the Banco de Oro Universal Bank and Orient Commerical Banking Corp. as Manager. In 2005 became Chief Finance Officer for Mohalimars Petroleum and Mineral Inc. until 2008.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1	Shareholder’s Resolution Appointing New Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOKOS GROUP INC.

DATE: July 25, 2017	By:	/s/ Jeoffrey C. Baterina
	Name:	Jeoffrey C. Baterina
	Title:	President/Chief Executive Officer

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